Exhibit 10.4

           AMENDED AND RESTATED MORTGAGE LOAN REPURCHASE AGREEMENT

PURCHASER:        UBS REAL ESTATE SECURITIES INC.

ADDRESS:          1285 AVENUE OF THE AMERICAS
                  NEW YORK, NEW YORK 10019
                  ATTENTION:    GEORGE A. MANGIARACINA
                  TELEPHONE: (212) 713-3734
                  ATTENTION:  ROBERT CARPENTER
                  TELEPHONE: (212) 713-8749

SELLER:           AMERICAN HOME MORTGAGE INVESTMENT CORP.

ADDRESS:          520 BROADHOLLOW ROAD
                  MELVILLE, NEW YORK 11747
                  ATTENTION: STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER
                  TELEPHONE:  (516) 396-7700

SELLER:           AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

ADDRESS:          520 BROADHOLLOW ROAD
                  MELVILLE, NEW YORK 11747
                  ATTENTION: STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER
                  TELEPHONE:  (516) 396-7700

SELLER:           AMERICAN HOME MORTGAGE HOLDINGS, INC.

ADDRESS:          520 BROADHOLLOW ROAD
                  MELVILLE, NEW YORK 11747
                  ATTENTION: STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER
                  TELEPHONE:  (516) 396-7700

SELLER:           AMERICAN HOME MORTGAGE CORP.

ADDRESS:          520 BROADHOLLOW ROAD
                  MELVILLE, NEW YORK 11747
                  ATTENTION: MICHAEL STRAUSS, PRESIDENT
                  TELEPHONE:  (516) 396-7700

SELLER:           COLUMBIA NATIONAL, INCORPORATED

ADDRESS:          520 BROADHOLLOW ROAD
                  MELVILLE, NEW YORK 11747
                  ATTENTION: MICHAEL STRAUSS, PRESIDENT
                  TELEPHONE:  (516) 396-7700
                  ATTENTION: STEPHEN A. HOZIE, CHIEF FINANCIAL OFFICER
                  TELEPHONE:  (516) 396-7700

DATE OF AGREEMENT:      FEBRUARY 6, 2004

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ---

SECTION 1.  DEFINITIONS ...................................................    2
SECTION 2.  PROCEEDS FOR PURCHASES OF MORTGAGE LOANS ......................   16
SECTION 3.  PROCEDURE FOR REPURCHASES OF MORTGAGE LOANS ...................   19
SECTION 4.  TERMS OF EACH TRANSACTION .....................................   21
SECTION 5.  CASH ACCOUNT ..................................................   21
SECTION 6.  SERVICING OF THE MORTGAGE LOANS ...............................   22
SECTION 7.  REMEDIES; MARGIN DEFICITS .....................................   24
SECTION 8.  TRANSFER OF MORTGAGE LOAN BY PURCHASER ........................   26
SECTION 9.  RECORD TITLE TO MORTGAGE LOANS; INTENT OF PARTIES;
             SECURITY INTEREST ............................................   27
SECTION 10. REPRESENTATIONS AND WARRANTIES ................................   27
SECTION 11. COVENANTS OF THE SELLERS ......................................   31
SECTION 12. PERIODIC DUE DILIGENCE ........................................   36
SECTION 13. THIRD PARTY SERVICING .........................................   36
SECTION 14. CONFIDENTIALITY ...............................................   37
SECTION 15. TERM ..........................................................   37
SECTION 16. EXCLUSIVE BENEFIT OF PARTIES; ASSIGNMENT ......................   37
SECTION 17. AMENDMENTS; WAIVERS; CUMULATIVE RIGHTS ........................   37
SECTION 18. EXECUTION IN COUNTERPARTS .....................................   37
SECTION 19. EFFECT OF INVALIDITY OF PROVISIONS ............................   37
SECTION 20. GOVERNING LAW .................................................   37
SECTION 21. NOTICES .......................................................   37
SECTION 22. ENTIRE AGREEMENT ..............................................   38
SECTION 23. COSTS OF ENFORCEMENT ..........................................   38
SECTION 24. PURCHASER'S APPOINTMENT AS ATTORNEY-IN-FACT ...................   38
SECTION 25. SUBMISSION TO JURISDICTION; WAIVERS ...........................   39
SECTION 26. CONSTRUCTION ..................................................   40
SECTION 27. EFFECT OF AMENDMENT AND RESTATEMENT ...........................   41


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

SCHEDULES

Schedule 1  Representations and Warranties regarding Mortgage Loans

EXHIBITS

Exhibit A   Closing Loan Purchase Detail Fields

Exhibit B   Rewarehousing Loan Purchase Detail Fields

Exhibit C   Conversion Loan Purchase Detail Fields

Exhibit D   Withdrawal/Deposit Notice

Exhibit E   Cash Account Wire Instructions

Exhibit F   Cash Account Adjustment Notice

Exhibit G   [Intentionally Left Blank]

Exhibit H   Purchaser's Wire Instructions to Seller

Exhibit I   UCC-1 Financing Statement

Exhibit J   Seller's Delivery Instructions

Exhibit K   Seller's Release

Exhibit L   Seller's Wire Instructions

Exhibit M   Warehouse Lender's Release

Exhibit N   Authorized Signatures of Seller

Exhibit O   Warehouse Lender's Wire Instructions

Exhibit P   MBS Swap Funding Program Selection Notice

Exhibit Q   Request For Mortgage Loan Shipment

Exhibit R   MBS Swap Shipment Documents

Exhibit S   Form of Closing Instruction Letter Insert

Exhibit T   Seller's Underwriting Guidelines

Exhibit U   Form of Opinion

Exhibit V   UCC Filing Jurisdictions

Exhibit W   Form of Servicer Notice

Exhibit X   Form of Covenant Compliance Letter

Exhibit Y   Form of Request for Purchase

             AMENDED AND RESTATED MORTGAGE LOAN REPURCHASE AGREEMENT

            THIS AMENDED AND RESTATED MORTGAGE LOAN REPURCHASE AGREEMENT, dated as of the date set forth on the cover page hereof (as amended, supplemented or otherwise modified from time to time, "Agreement"), among UBS REAL ESTATE SECURITIES INC. ("Purchaser" or "UBSRES") and the Sellers whose names are set forth on the cover page hereof (each a "Seller" and, collectively, the "Sellers").

                                    RECITALS

            WHEREAS, the Purchaser; American Home Mortgage Holdings, Inc., American Home Mortgage Corp. and Columbia National, Incorporated (in such capacity, the "Original American Home Parties"); and the Custodian are parties to the Mortgage Loan Repurchase Agreement, dated as of February 26, 1999 as amended, supplemented or otherwise modified prior to the date hereof (the "Original Repurchase Agreement");

            WHEREAS, pursuant to the Original Repurchase Agreement, one or more of the Original American Home Parties may have, in its sole discretion, offered to sell to Purchaser from time to time Mortgage Loans (as defined therein), subject to the related Seller's obligation to repurchase such Mortgage Loans in accordance with the terms therein and Purchaser, in its sole discretion, may have agreed to purchase such Mortgage Loans from such Seller in accordance with the terms and conditions set forth in the Original Repurchase Agreement;

            WHEREAS, the Original American Home Parties and the Purchaser desire to amend and restate the Original Repurchase Agreement as provided herein; and

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Original Repurchase Agreement be amended and restated in its entirety as follows:

                              PRELIMINARY STATEMENT

            Each Seller is engaged among other pursuits, in the business of originating, purchasing and selling Mortgage Loans. Purchaser is engaged in, among other pursuits, the business of purchasing Mortgage Loans.

            Each Seller may, in its sole discretion, offer to sell to Purchaser from time to time Mortgage Loans, subject to the related Seller's obligation to repurchase such Mortgage Loans in accordance with the terms herein and Purchaser, in its sole discretion, may agree to purchase such Mortgage Loans from such Seller in accordance with the terms and conditions set forth in this Agreement. It is contemplated by the parties hereto that the Mortgage Loans subject to this Agreement, from time to time, will become the subject of transactions in which Purchaser purchases such Mortgage Loans from the related Seller on a servicing released basis. The related Seller subsequently will offer to sell such Mortgage Loans to Purchaser on a servicing released basis, and Purchaser, pursuant to one of the UBSRES Purchase Programs, may elect to purchase such Mortgage Loans from such Seller.

            The parties hereto hereby agree as follows:

            Section 1. Definitions.

            Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Act of Insolvency": With respect to any party and its Affiliates,
(i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief;
(ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

            "Affiliate": With respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

            "Agency": The Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), and the Federal Home Loan Mortgage Corporation ("FHLMC"), as applicable.

            "Agency Approvals": Shall have the meaning ascribed thereto in
Section 10(a)(xii) of this Agreement.

            "Agency Eligible Mortgage Loan": A mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the designated Agency, under the applicable Agency Guide and/or applicable Agency Program.

            "Agency Guide": The GNMA Mortgage-Backed Securities Guide; the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; the Freddie Mac Sellers' and Servicers' Guide; as applicable, in each case as such Agency Guide may be amended from time to time.

            "Agency Program": The specific purchase program under the relevant Agency Guide or as otherwise approved by the Agency.

            "Assignee": With respect to this Agreement and any Mortgage Loan, any assignee of the Purchaser pursuant to a pledge or rehypothecation of the Mortgage Loan.

            "Asset Value": With respect to each Mortgage Loan, the lesser of (a) the Market Value of such Mortgage Loan less the related Discount or (b) the outstanding principal balance of such Mortgage Loan less the Discount; provided, that, the Asset Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date Asset Value is determined), (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of twenty nine (29) calendar days (without regard to any applicable grace periods), (3) which has not been repurchased by the related Seller by its Scheduled Repurchase Date, or (4) which has been released from the possession of the Custodian under the Custodial Agreement to the related Seller for a period in excess of ten (10) calendar days; provided that the Purchaser may, in its sole and absolute discretion, assign a market value above zero with respect to any Mortgage Loan that would otherwise be deemed to have an Asset Value of zero.

            "Authorized Signatory": With respect to each Seller, an officer of such Seller who is authorized and empowered to request a purchase of Mortgage Loans by the Purchaser pursuant to a Request for Purchase, and is indicated on the Authorized Signatories of such Seller attached hereto as Exhibit N.

            "Bankruptcy Code": The United States Bankruptcy Code of 1978, as amended from time to time.

            "Business Day": Any day other than (a) a Saturday, Sunday or other day on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (b) any day on which UBSRES is closed for business, provided that notice thereof shall have been given not less than seven calendar days prior to such day.

            "Capital Lease Obligations": For any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Cash Account": A separate cash account established and maintained by the Sellers at UBSRES under the conditions set forth in Section 5.

            "Cash Account Adjustment": An adjustment to the Cash Account Balance pursuant to a Cash Account Adjustment Notice.

            "Cash Account Adjustment Notice": A cash account adjustment notice, in the form of Exhibit F; to be used by Purchaser to notify the Sellers of any adjustments to the Cash Account Balance.

            "Cash Account Balance": As of any date, the net amount of funds in the Cash Account on such date.

            "Cash Account Interest Accrual": The simple interest calculation posted on the last Business Day of each month resulting from the product of each Business Day's Cash Account Balance and the Cash Account Interest Rate.

            "Cash Account Interest Rate": With respect to each month, the average opening federal funds rate for such month. For the Cash Account, the opening federal funds rate on a Business Day shall be counted as the Cash Account Interest Rate until the next Business Day.

            "Cash Account Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit E, to be used for the payment of funds to the Sellers.

            "Closing Instruction Letter": With respect to each Wet Mortgage Loan which is being originated in part by the proceeds of a Closing Transaction, the instruction letter of the related Seller with respect to such origination which is acknowledged by the Escrow Agent.

            "Closing Instruction Letter Insert": A paragraph in the form of Exhibit S hereto which shall be inserted into the Closing Instruction Letter.

            "Closing Loan Purchase Detail": A loan purchase detail, prepared by the related Seller and delivered by such Seller to Purchaser via electronic transmission containing all information specified on Exhibit A (as such information may be amended from time to time by notice from Purchaser to such Seller) in a form acceptable to Purchaser, regarding the characteristics of a Mortgage Loan being offered for sale by such Seller to Purchaser under a Closing Transaction.

            "Closing Transaction": Any sale of a Mortgage Loan by the related Seller to Purchaser, structured as either a Wet Funding or a Dry Funding, wherein Purchaser wires the Disbursement Amount in accordance with the Escrow Agent Standing Wire Instructions subject to an obligation of such Seller to repurchase such Mortgage Loan pursuant to this Agreement.

            "Code": The Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located: the Mortgage Loans, all mortgage loan documents (including, without limitation, all promissory notes, all servicing records, servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans), together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all

Servicing Rights relating to the Mortgage Loans, any servicing accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all purchase agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Mortgage Loans including the right to receive principal and interest payments with respect to the Mortgage Loans and the right to enforce such payments, the Cash Account and all monies from time to time on deposit in the Cash Account, the Custodial Account and all monies from time to time on deposit in the Custodial Account, all "general intangibles", "accounts", "chattel paper" and "investment property" as defined in the UCC relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

            "Collateral Receipt": With respect to each Wet Mortgage Loan, the receipt by Custodian on a Business Day of a Dry Submission Package or Conduit Submission Package.

            "Collateral Receipt Adjustment": The process initiated by Collateral Receipt wherein the Pass-Through Rate on a Wet Mortgage Loan is reduced, effective from the date of Collateral Receipt through one calendar day prior to the Repurchase Date.

            "Collateral Receipt Date": With respect to each Wet Mortgage Loan, the Business Day on which a Collateral Receipt occurs.

            "Conduit Funding Program": A program pursuant to the terms of the Custodial Agreement and the Conduit Amended and Restated Mortgage Loan Purchase Agreement dated as of the date set forth on the cover sheet thereof, among the Sellers and Purchaser as amended from time to time.

            "Conduit Submission Package": The documents required to be delivered by a Seller to Custodian under the Conduit Funding Program.

            "Conversion Loan Purchase Detail": A loan purchase detail, prepared by the related Seller and delivered by such Seller to Purchaser via electronic transmission containing the information set forth on Exhibit C, in a form acceptable to Purchaser, regarding the characteristics of a Mortgage Loan that is subject to repurchase and that is subsequently offered to Purchaser under the Conduit Funding Program.

            "Credit File": All papers and records of whatever kind or description, whether developed or originated by the related Seller or others, required to document or service the Mortgage Loan; provided however, that such Mortgage Loan papers, documents and records shall not include any Mortgage Loan papers, documents or records which are contained in the Dry Submission Package.

            "Custodial Account": A separate custodial account, established and maintained by the Sellers under the conditions set forth in Section 6(b), for the deposit by the Sellers of all collections in respect of a Mortgage Loan that are payable to Purchaser as the owner of the Mortgage Loan.

            "Custodial Agreement": The Amended and Restated Mortgage Loan Custodial Agreement, dated as of the date set forth on the cover sheet thereof, among the Sellers, Purchaser and custodian, as amended from time to time. Such Amended and Restated Mortgage Loan Custodial Agreement governs Purchaser's Whole Loan Purchase Program and Conduit Funding Program.

            "Custodial Fee": With respect to each Repurchase, a fee payable to Purchaser by the related Seller in the amount set forth on the related Funding Confirmation, and remitted to Purchaser on the related Repurchase Date as a component of the related Repurchase Price .

            "Custodian": The custodian named in the Custodial Agreement, and its permitted successors hereunder.

            "Defective Mortgage Loan": A Mortgage Loan that is not in compliance with this Agreement and/or the Electronic Tracking Agreement, including but not limited to a Mortgage Loan that is not in compliance with the representations and warranties set forth on Schedule 1 hereto.

            "Desired Funding Date": The Business Day indicated by the related Seller on the Closing Loan Purchase Detail, on which such Seller desires Purchaser to purchase a Mortgage Loan via a Wet Funding or a Dry Funding or the Business Day indicated by such Seller on the Rewarehousing Loan Purchase Detail, on which such Seller desires Purchaser to purchase a Mortgage Loan via a Dry Funding.

            "Disbursement Amount": With respect to a Mortgage Loan, the amount set forth on the related Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail as the "Disbursement Amount".

            "Discount": With respect to each Mortgage Loan, the amount, determined by the Purchaser in its sole and absolute discretion, set forth on the related Funding Confirmation as the "Discount."

            "Document File": The Credit File and the Dry Submission Package.

            "Dry Funding": Either (i) a Closing Transaction initiated by the delivery by a Seller, via electronic transmission to Purchaser of a Closing Loan Purchase Detail and the receipt by Custodian of a Dry Submission Package or (ii) a Rewarehousing Transaction initiated by the delivery by such Seller, via electronic transmission to Purchaser, of a Rewarehousing Loan Purchase Detail, a Warehouse Lender's or such Seller's Release and the Custodian's receipt of a Dry Submission Package.

            "Dry Mortgage Loan": A Mortgage Loan with respect to which (i) Custodian has received a Dry Submission Package and (ii) no Repurchase has occurred.

            "Dry Submission Package": The documents required to be delivered by a Seller to Custodian pursuant to the Custodial Agreement.

            "Due Date": The day of the month on which the Monthly Payment is due on the Mortgage Loan.

            "Electronic Agent": MERSCORP, INC., and its successors in interest.

            "Electronic Tracking Agreement": The Electronic Tracking Agreement, dated as of the date hereof, among Participant, Sellers, MERSCORP, Inc. and Mortgage Electronic Registration Systems, Inc.; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

            "Escrow Agent": The agent appointed by the Title Insurance Company to administer the closing of a Mortgage Loan.

            "Escrow Agent Standing Wire Instructions": The wire instructions of the Escrow Agent set forth in the applicable Closing Loan Purchase Detail, from the related Seller to Purchaser for use when Purchaser wires Disbursement Amounts for Wet Fundings and Dry Fundings structured as Closing Transactions.

            "Event of Default": The occurrence of any of the following events:
(i) an Act of Insolvency with respect to the related Seller or its Parent Company; (ii) any representation or warranty made by the related Seller hereunder shall have been incorrect or untrue in any material respect when made or when deemed to have been made; (iii) the related Seller shall fail to perform, or shall admit to Purchaser its inability to, or its intention not to, perform any of its obligations hereunder or under the Electronic Tracking Agreement; (iv) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Purchaser not being able to finance any Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; (v) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in the Purchaser not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events;
(vi) there shall have occurred a material adverse change in the "repo market" or comparable "lending market" or in the financial condition of the Purchaser which effects (or can reasonably be expected to effect) materially and adversely the ability of the Purchaser to fund its obligations under this Agreement; (vii) the related Seller or any of such Seller's Affiliates shall be in default beyond any applicable grace period under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party; (viii) the related Seller shall fail to comply with the requirements of any of Section 7(h), Sections 11(a) through 11(c) (inclusive), Section 11(e), Section 11(h) through
Section 11(j) (inclusive), or Section 11(n); (ix)(a) the related Seller shall fail to comply with the requirements of any of Section 11(k) through Section 11(m) (inclusive) or (b) the related Seller shall fail to comply with the requirements of any other subsection in Section 11 (other than those specifically enumerated in preceding clauses (viii) or (ix)(a)), and such default shall continue unremedied for a period of three Business Days; (x) if the Purchaser has purchased MERS Designated Mortgage Loans, the Electronic Tracking Agreement has for whatever reason been terminated or ceases to be in full force and effect and the Purchaser (or the Custodian as its designee) shall not have received an assignment of mortgage with respect to each MERS Designated Mortgage Loan, in blank, in recordable form, but unrecorded; (xi) any materially adverse change in the Property, business, financial condition or prospects of the related Seller or any of its Affiliates shall occur, in each case as determined by the Purchaser in its sole discretion, or any other condition shall exist which, in the Purchaser's sole discretion, constitutes a material impairment of such Seller's ability to perform its obligations under this Agreement or any other document in connection herewith; (xii) the discovery by the Purchaser of a condition or event which existed at or prior to the execution hereof and which the Purchaser, in its sole discretion, determines materially and adversely affects: (a) the condition (financial or otherwise) of the related Seller, its Subsidiaries or Affiliates; or (b) the ability of either the related Seller or Purchaser to fulfill its respective obligations under this Agreement; or (xiii) the failure of any REIT Seller to at any time continue to be (x) qualified as a real estate investment trust as defined in Section 856 of the Code and (y) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by any REIT Seller of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code.

            "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

            "Freddie Mac": Freddie Mac or any successor thereto.

            "Fannie Mae": Fannie Mae or any successor thereto.

            "Funding Confirmation": With respect to each Mortgage Loan purchased by Purchaser from the related Seller via a single wire funds transaction on a particular Business Day, the trade confirmation from Purchaser to such Seller confirming such Seller's obligation to repurchase such Mortgage Loan from Purchaser by the Scheduled Repurchase Date.

            "GAAP": Generally accepted accounting principles as in effect from time to time in the United States.

            "GMNA": The Government National Mortgage Association or any successor thereto.

            "Guarantee": As to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Purchaser. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

            "Incremental Pass-Through Rate": The amount by which the Pass-Through Rate increases upon the occurrence of any event giving Purchaser the right to elect a remedy pursuant to Section 7, which amount shall be set forth in the applicable Funding Confirmation as the "Incremental Pass-Through Rate".

            "Indebtedness": For any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

            "Interest Rate Protection Agreement": With respect to any or all of the Mortgage Loans, any short sale of US Treasury securities, or futures contracts, or options related contracts, or interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies and acceptable to Purchaser.

            "Interim Funder": With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R)System as the interim funder pursuant to the MERS Procedures Manual.

            "Investor": With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            "Lien": Any mortgage, lien, pledge, charge, security interest or similar encumbrance.

            "Losses": Any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) incurred by any person specified; provided, however, that "Losses" shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

            "Market Value": As of any date in respect of a Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Purchaser in its sole discretion, which price may be determined to be zero. Purchaser's good faith determination of Market Value shall be conclusive upon the parties.

            "MBS Swap Custodial Agreement": The custodial agreement, dated as of the date set forth on the cover sheet thereof, among the Sellers, Purchaser and custodian as amended from time to time. Such custodial agreement governs Purchaser's MBS Swap Funding Program.

            "MBS Swap Funding Program": A program pursuant to the terms of (i) the MBS Swap Mortgage Loan Participation Agreement dated as of the date set forth on the cover sheet thereof, among the Sellers and Purchaser as amended from time to time and (ii) the MBS Swap Custodial Agreement.

            "MBS Swap Funding Program Selection Notice": A notification that identifies Mortgage Loans intended for the MBS Swap Funding Program provided by the related Seller to Purchaser either (i) on the Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail via the "MBS Swap Funding Program Designation" field or (ii) via a facsimile transmission in the form of Exhibit P, received by Purchaser prior to the Scheduled Repurchase Date, for any Mortgage Loans previously purchased without the "MBS Swap Funding Program Designation".

            "MBS Swap Shipment Documents": With respect to each Mortgage Loan for which an MBS Swap Funding Program Selection Notice has been provided, the documents required, as listed in Exhibit R, to be received by Purchaser from the related Seller via facsimile transmission, prior to Purchaser's carrying out such Seller's instructions for the Request for Mortgage Loan Shipment.

            "MBS Swap Submission Package": The documents required to be provided by the related Seller to Purchaser with respect to each purchase under the MBS Swap Funding Program, as described in the MBS Swap Mortgage Loan Participation Agreement and MBS Swap Custodial Agreement.

            "MERS Designated Mortgage Loan": Mortgage Loans for which (a) the related Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for such Seller, in accordance with MERS Procedure Manual and (b) the related Seller has designated or will designate the Purchaser as the Investor and Interim Funder on the MERS(R)System.

            "MERS Procedure Manual": The MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

            "MERS Report": The schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

            "MERS(R)System": The Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan.

            "Moody's": Moody's Investors Service, Inc.

            "Mortgage": The mortgage, deed of trust or other instrument creating a lien on an estate in fee simple in real property securing a Mortgage Note.

            "Mortgage Loan": A one-to-four family residential loan secured by a Mortgage that is underwritten in accordance with the Underwriting Guidelines and is subject to this Agreement.

            "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor or secured by a Mortgage.

            "Mortgaged Property": The property subject to the lien of the Mortgage securing a Mortgage Note.

            "Mortgagor": The obligor on a Mortgage Note.

            "NCUA": The National Credit Union Administration, or any successor thereto.

            "Net Income": With respect to any Seller, for any period, the net income of such Seller for such period as determined in accordance with GAAP.

            "Note Rate": The rate of interest borne by a Mortgage Note.

            "Original American Home Parties": Shall have the meaning assigned to such term in the recitals hereof.

            "Original Repurchase Agreement": Shall have the meaning assigned to such term in the recitals hereof.

            "OTS": The Office of Thrift Supervision, or any successor thereto.

            "Parent Company": A corporation or other entity owning, directly or indirectly, more than 50% of the outstanding shares of voting stock of American Home Mortgage Investment Corp., American Home Mortgage Acceptance, Inc., American Home Mortgage Holdings, Inc., American Home Mortgage Corp. and/or Columbia National, Incorporated.

            "Pass-Through Rate": With respect to each Mortgage Loan, the rate at which interest is passed through to Purchaser which initially shall be the rate of interest specified on a Funding Confirmation as the "Pass-Through Rate".

            "Person": Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

            "Property": Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Purchase Date": With respect to a Mortgage Loan, the date on which Purchaser purchases such Mortgage Loan from the related Seller.

            "Purchase Price": With respect to each Mortgage Loan, an amount equal to the face amount of the Mortgage Loan less the Discount.

            "Purchaser": UBS Real Estate Securities Inc. and its successors.

            "Purchaser's Wire Instructions": The wire instructions, set forth in a notice delivered by Purchaser to the related Seller in the form of Exhibit H, containing the information to be used for the payment of all amounts due and payable to Purchaser hereunder.

            "REIT Seller": As the case may be, American Home Mortgage Investment Corp. and American Home Mortgage Acceptance, Inc.

            "REIT Status": With respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

            "Repurchase": With respect to any Mortgage Loan, the transaction by which the related Seller remits the Repurchase Price to Purchaser and simultaneously Purchaser purchases the Mortgage Loan with a netting of funds resulting, governed by the terms of the applicable UBSRES Purchase Program.

            "Repurchase Date": With respect to any Mortgage Loan, the date that the related Seller remits the Repurchase Price to Purchaser.

            "Repurchase Price": With respect to each Mortgage Loan, an amount equal to the Purchase Price plus the Custodial Fee plus the product of the Purchase Price of the Mortgage Loan, the Pass-Through Rate and the number of calendar days from the Purchase Date to the Repurchase Date divided by 360.

            "Request for Mortgage Loan Shipment": Notification provided by the related Seller to Purchaser via facsimile transmission in the form of Exhibit Q, which presents Mortgage Loans to be delivered by Purchaser to the custodian as set forth on the cover page of the MBS Swap Funding Program Custodial Agreement or under the appropriate circumstances, Freddie Mac.

            "RESPA": Real Estate Settlement Procedures Act, as amended from time to time.

            "Rewarehousing Loan Purchase Detail": A loan purchase detail, prepared and submitted by the related Seller to Purchaser via electronic transmission containing the information specified on Exhibit B (as such information may be amended from time to time by notice from Purchaser to such Seller) in a form acceptable to Purchaser, regarding the characteristics of a Mortgage Loan being offered for sale by, such Seller to Purchaser under a Rewarehousing Transaction.

            "Rewarehousing Transaction": Any sale of a Mortgage Loan by the related Seller to Purchaser structured as a Dry Funding wherein Purchaser wires the Disbursement Amount pursuant to the Warehouse Lender's Wire Instructions or such Seller's Wire Instructions, as applicable, subject to an obligation of such Seller to repurchase such Mortgage Loan pursuant to this Agreement.

            "RTC": The Resolution Trust Corporation or any successor thereto.

            "S&P": Standard and Poor's Ratings Services, a division of McGraw-Hill Companies.

            "Scheduled Collateral Receipt Date": With respect to each Wet Mortgage Loan, the Business Day, as set forth on the Funding Confirmation as the "Collateral Receipt Date", by which a Collateral Receipt is required to occur, such date to be within five (5) Business Days of a Wet Funding structured as a Closing Transaction.

            "Scheduled Repurchase Date": With respect to each Mortgage Loan, the Business Day as set forth on the Funding Confirmation as the "Repurchase Date", by which a repurchase is required to occur, such date to be within five (5) Business Days after the Purchase Date with respect to a Wet Mortgage Loan unless such Mortgage Loan has become a Dry Mortgage Loan prior to such fifth Business Day, (ii) within five (5) Business Days after the Collateral Receipt Date with respect to a Dry Mortgage Loan or (iii) within five (5) Business Days after the Purchase Date with respect to a Dry Mortgage Loan for which the related Seller has provided Purchaser with an MBS Swap Funding Program Selection Notice, unless, in any case, such date has been accelerated in connection with either an Event of Default pursuant to Section 7(a), a Defective Mortgage Loan pursuant to
Section 7(b) or a Margin Deficit pursuant to Section 7(h).

            "Seller": Each Seller whose name is set forth on the cover page hereof, and its permitted successors and assigns.

            "Seller's Delivery Instructions": With respect to each Mortgage Loan for which the related Seller has remitted the Repurchase Price to Purchaser and which Purchaser concurrently does not elect to purchase under a UBSRES Purchase Program, the notification provided by such Seller to Purchaser via facsimile transmission in the Form of Exhibit J, instructing Purchaser to deliver the Dry Submission Package for such Mortgage Loan to the indicated address.

            "Seller's Release": A letter in the form of Exhibit K, delivered by a when no Warehouse Lender has an interest in a Mortgage Loan, conditionally releasing all of such Seller's interest in a Mortgage Loan upon receipt of payment by such Seller.

            "Seller's Wire Instructions": The wire instructions set forth in a letter in the form of Exhibit L, to be used for the payment of funds to the related Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

            "Sellers": The Sellers whose names are set forth on the cover page hereof, and their permitted successors and assigns.

            "Servicer": Shall have the meaning provided in Section 13 hereof.

            "Servicing Agreement": Shall have the meaning provided in Section 13 hereof.

            "Servicing Rights": Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by a Seller or any other Person for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the related Seller or any other Person thereunder; (e) escrow payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by a Seller or any other Person with respect thereto; and (f) all accounts and other rights to payment related to the Mortgage Loans.

            "Submission Package": A Conduit Submission Package, a Dry Submission Package or a MBS Swap Submission Package, as applicable.

            "Subsidiary": With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Successor Servicer": An entity designated by Purchaser, in conformity with Section 7, to replace the related Seller as servicer for Purchaser.

            "Supplemental Amount": With respect to each Mortgage Loan, an amount equal to the Disbursement Amount less the Purchase Price.

            "Tangible Net Worth": With respect to any Seller, as of a particular date,

                  (i) all amounts which would be included under capital on a balance sheet of such Seller at such date, determined in accordance with GAAP, less

                  (ii) amounts owing to such Seller from Affiliates, and

                  (iii) intangible assets.

            "Title Insurance Company": A title insurance company acceptable to Purchaser in its sole discretion.

            "Total Indebtedness": With respect to any Seller, for any period, the aggregate Indebtedness of such Seller during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

            "Transaction": Any sale of a Mortgage Loan by the related Seller to Purchaser subject to an obligation of such Seller to repurchase such Mortgage Loan pursuant to a Funding Confirmation in accordance with this Agreement.

            "UBSRES Purchase Program": Purchaser's Conduit Funding Program or MBS Swap Funding Program as applicable.

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "Underwriting Guidelines": The underwriting guidelines delivered by the related Seller to Purchaser on or prior to the date hereof and as may be supplemented from time to time thereafter, a copy of which is attached hereto as Exhibit T.

            "Warehouse Lender ": Any lender providing financing to the related Seller in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans as collateral for the obligations of such Seller to such lender.

            "Warehouse Lender's Release": A letter in the form of Exhibit M from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender's right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

            "Warehouse Lender's Wire Instructions": The wire instructions set forth in a letter in the form of Exhibit O, from a Warehouse Lender who has an interest in the Mortgage Loans to which such payment relates.

            "Wet Funding": A Closing Transaction initiated by the delivery by a Seller, either via electronic or facsimile transmission to Purchaser, of a Closing Loan Purchase Detail and a pledge by such Seller to Purchaser to deliver to Custodian a Dry Submission Package or Conduit Submission Package by the Scheduled Collateral Receipt Date.

            "Wet Mortgage Loan": A Mortgage Loan for which Custodian on behalf of Purchaser, does not have physical possession of the related complete Dry Submission Package and which the related Seller has agreed to pledge to Purchaser all right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

            "Whole Loan Purchase Program": A program pursuant to the terms of the Custodial Agreement and this Agreement.

            "Withdrawal/Deposit Notice": A notice, substantially in the form of Exhibit D, delivered by the Sellers to Purchaser, from time to time, in connection with withdrawals from and deposits to the Cash Account.

            "Wire Fee": For each disbursement relating to a Closing Transaction, a fee payable to Purchaser by the related Seller as set forth in the Funding Confirmation.

            Section 2. Proceeds for Purchases of Mortgage Loans.

            (a) General Procedures for Purchases of Mortgage Loans.

                        (1) Pursuant to either a Wet Funding or a Dry Funding,
                  Purchaser may, in its sole discretion, from time to time, purchase one or more Mortgage Loans from the related Seller on a "servicing released" basis subject to an obligation of such Seller to repurchase such Mortgage Loans and subsequently to offer to sell such Mortgage Loans to Purchaser pursuant to one of the UBSRES Purchase Programs. Such Seller shall be deemed to make, and hereby makes, for the benefit of Purchaser, as of the applicable dates specified in Section 10, the representations and warranties set forth on Schedule 1 hereto in respect of each such Mortgage Loan.

                        (2) Notwithstanding the satisfaction by the related
                  Seller of the conditions specified in this Section, this is not a committed facility, Purchaser is not obligated to purchase any Mortgage Loan offered to it hereunder and the decision of Purchaser to purchase such Mortgage Loan shall be at Purchaser's sole discretion. In the event that Purchaser elects to reject a Mortgage Loan offered by such Seller for purchase by Purchaser in a Wet Funding or a Dry Funding for any reason and/or does not transmit the Disbursement Amount, any Dry Submission Package delivered to Custodian in anticipation of such purchase shall be returned by Custodian in accordance with the terms of the Custodial Agreement.

            (b) Specific Procedures for Purchases of Mortgage Loans related to Wet Fundings.

                        (1) Prior to Purchaser's election to purchase any
                  Mortgage Loan pursuant to a Wet Funding, Purchaser shall have received from the related Seller (i) a Closing Loan Purchase Detail in electronic format and (ii) a Request to Purchase, in the form attached hereto as Exhibit Y, signed by an Authorized Signatory of such Seller, and (iii) evidence that the Cash Account Balance is not less than the sum of the Supplemental Amount plus the Wire Fee. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

                        (2) If Purchaser elects to purchase any Mortgage Loan
                  pursuant to a Wet Funding, Purchaser shall (i) withdraw the Supplemental Amount, if any, and the Wire Fee from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agent Standing Wire Instructions.

                        (3) Prior to payment of the Disbursement Amount by the
                  Purchaser to the Escrow Agent with respect to the initial Wet Funding, Purchaser has obtained confirmation from the receiving bank that the information pertaining to it on the Escrow Agent Standing Wire Instructions is accurate.

                        (4) With respect to each Wet Funding, simultaneously
                  with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan in accordance with the Escrow Agent Standing Wire Instructions, (i) the related Seller hereby conveys to Purchaser all of such Seller's right, title and interest in, to and under such Mortgage Loan (including, without limitation, Servicing Rights with respect thereto), free and clear of all liens, pledges, charges, encumbrances or security interests of any nature, and (ii) such Seller hereby covenants to cause to occur a Collateral Receipt by the Scheduled Collateral Receipt Date and to provide Purchaser with a Conversion Loan Purchase Detail for any Collateral Receipt relating to a Conduit Submission Package.

                        (5) With respect to each Wet Funding, if by the
                  Scheduled Collateral Receipt Date (i) a Collateral Receipt has occurred and (ii) the related Seller is not in breach of this Agreement, the Electronic Tracking Agreement or the Custodial Agreement then (a) with respect to any Collateral Receipt containing a Dry Submission Package, a Collateral Receipt Adjustment will occur and (b) with respect to any Collateral Receipt containing a Conduit Submission Package a Repurchase will occur. If a Collateral Receipt does not occur by the Scheduled Collateral Receipt Date Purchaser may elect a remedy pursuant to Section 7 including, without limitation, the application of an Incremental Pass-Through Rate.

            (c) Specific Procedures for Purchases of Mortgage Loans related to Dry Fundings structured as Closing Transactions.

                        (1) Prior to Purchaser's election to purchase any
                  Mortgage Loan pursuant to a Dry Funding structured as a Closing Transaction, Purchaser shall have received from the related Seller (i) a Closing Loan Purchase Detail in electronic format, (ii) a Request to Purchase, in the form attached hereto as Exhibit Y, signed by an Authorized Signatory of such Seller, (iii) a MERS Report reflecting the Purchaser as Investor or Interim Funder for each MERS Designated Loan, (iv) evidence that the Cash Account Balance is not less than the sum of the Supplemental Amount plus the Wire Fee and (v) evidence that Custodian has received all applicable documents required by Section 2 of the Custodial Agreement. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

                        (2) If Purchaser elects to purchase any Mortgage Loan
                  pursuant to a Dry Funding structured as a Closing Transaction, Purchaser shall (i) withdraw the Supplemental Amount, if any, and the Wire Fee from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Escrow Agent by wire transfer of immediately available funds in accordance with the Escrow Agent Standing Wire Instructions.

                        (3) Prior to payment of the Disbursement Amount by the
                  Purchaser to the Escrow Agent with respect to the initial Dry Funding, Purchaser has obtained confirmation from the receiving bank that the information pertaining to it on the Escrow Agent Standing Wire Instructions is accurate.

                        (4) With respect to each Dry Funding structured as a
                  Closing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan in accordance with the Escrow Agent Standing Wire Instructions, the related Seller hereby conveys to Purchaser all of such Seller's right, title and interest in, to and under such Mortgage Loan (including, without limitation, Servicing Rights with respect thereto), free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

                        (5) With respect to each Dry Funding structured as a
                  Closing Transaction, if a Repurchase has not occurred by the Scheduled Repurchase Date and if the related Seller has not repurchased the related Mortgage Loan(s), Purchaser may elect a remedy pursuant to Section 7 including, without limitation, the application of an Incremental Pass-Through Rate.

            (d) Specific Procedures for Purchases of Mortgage Loans related to Dry Fundings structured as Rewarehousing Transactions.

                        (1) Prior to Purchaser's election to purchase any
                  Mortgage Loan pursuant to a Dry Funding structured as a Rewarehousing Transaction, Purchaser shall have received from the related Seller (i) a Rewarehousing Loan Purchase Detail in electronic format and (ii) a Request to Purchase, in the form attached hereto as Exhibit Y, signed by an Authorized Signatory of such Seller, (iii) an original of a Warehouse Lender's Release or such Seller's Release, as applicable, (iv) a MERS Report reflecting the Purchaser as Investor or Interim Funder for each MERS Designated Loan, (v) evidence that the Cash Account Balance is not less than the sum of the Supplemental Amount plus the Wire Fee and (vi) evidence that the Custodian has received all applicable documents required by Section 2 of the Custodial Agreement. The terms and conditions of each such purchase shall be set forth in this Agreement and in the applicable Funding Confirmation.

                        (2) If Purchaser elects to purchase any Mortgage Loan
                  pursuant to a Dry Funding structured as a Rewarehousing Transaction, Purchaser shall (i) withdraw the Supplemental Amount and the Wire Fee, in each case if any, from the Cash Account and (ii) pay the Disbursement Amount for such Mortgage Loans to the Warehouse Lender or such Seller, as applicable, by wire transfer of immediately available funds in accordance with the Warehouse Lender's Wire Instructions or such Seller's Wire Instructions, as applicable.

                        (3) With respect to each Dry Funding structured as a
                  Rewarehousing Transaction, simultaneously with the payment by Purchaser of the Disbursement Amount for a Mortgage Loan, in accordance with the Warehouse Lender's Wire Instructions or the related Seller's Wire Instructions, as applicable, such Seller hereby conveys to Purchaser all of such Seller's right, title and interest in, to and under such Mortgage Loan (including, without limitation, Servicing Rights with respect thereto), free and clear of all liens, pledges, charges, encumbrances or security interests of any nature.

                        (4) With respect to each Dry Funding structured as a
                  Rewarehousing Transaction, if a Repurchase has not occurred by the Scheduled Repurchase Date and if the related Seller has not repurchased the related Mortgage Loan(s), Purchaser may elect a remedy pursuant to Section 7 including the application of an Incremental Pass-Through Rate.

            Section 3. Procedure for Repurchases of Mortgage Loans.

            (a) Prior to the related Seller's repurchase of any Mortgage Loan that such Seller intends to subsequently offer for sale to Purchaser under the Conduit Funding Program and at least five Business Days prior to such Seller's repurchase of any Mortgage Loan that such Seller intends to offer for sale to Purchaser under the MBS Swap Funding Program, all agreements related to the applicable UBSRES Purchase Program must be executed by such Seller, the Purchaser and where applicable the Custodian, and all requirements of such agreements must be satisfied as a condition precedent to the following:

            (i) For Mortgage Loans that the related Seller intends to repurchase and offer to Purchaser under the Conduit Purchase Program, the following must occur on or before the Scheduled Repurchase Date:

                        (1) Such Seller shall transmit electronically a
                  Conversion Loan Purchase Detail containing all information set forth on Exhibit C hereto to Purchaser and Custodian shall have received all applicable documents required by Section 2 of the Custodial Agreement to be in a Conduit Submission Package;

                        (2) Such Seller shall remit the Repurchase Price to
                  Purchaser and Purchaser shall assign, transfer and convey to such Seller all of

                  Purchaser's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

                        (3) Purchaser shall remit the Purchase Price to such
                  Seller pursuant to, and to the extent provided for under, the terms of the Conduit Funding Program and such Seller shall assign, transfer and convey to Purchaser pursuant to the applicable UBSRES Purchase Program all of such Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature.

            The payment of funds pursuant to clauses (2) and (3) above shall be netted.

            (ii) For Mortgage Loans that the related Seller intends to repurchase and subsequently offer for sale to Purchaser under the MBS Swap Funding Program the following must occur on or before the Scheduled Repayment Date:

                  (1) Such Seller shall transmit to Purchaser, via a facsimile transmission, the applicable MBS Swap Shipment Documents at least five (5) Business Days before the Scheduled Repurchase Date;

                  (2) Purchaser shall deliver to the Custodian a Request for
            Mortgage Loan Shipment setting for the Mortgage Loans to be shipped and the location to which such Mortgage Loans shall be delivered via overnight courier;

                  (3) Such Seller shall deliver to Purchaser, via overnight
            courier, the related MBS Swap Submission Package;

                  (4) Upon Purchaser's review of the MBS Swap Submission Package and election to purchase such Mortgage Loans, such Seller shall remit the Repurchase Price to Purchaser and Purchaser shall assign, transfer and convey to such Seller all of Purchaser's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

                  (5) Purchaser shall remit the purchase price to such Seller pursuant to, and to the extent provided for under, the terms of the MBS Swap Purchase Program and such Seller shall assign, transfer and convey to Purchaser pursuant to the UBSRES Purchase Program all of such Seller's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature.

            The payment of funds pursuant to clauses (4) and (5) above shall be netted.

            (b) With respect to any Wet Mortgage Loan or Dry Mortgage Loan, if the related Seller has provided Purchaser with an MBS Swap Funding Program Selection Notice and such Seller, subsequent to such delivery and subsequent to the Scheduled Repurchase Date for such Mortgage Loan, provides Purchaser with a Conversion Loan Purchase Detail and a corresponding Conduit Submission Package, then Purchaser may elect a remedy pursuant to Section 7 and may retroactively apply an Incremental Pass-Through Rate for such Mortgage Loan for the period from the Scheduled Repurchase Date through one day prior to the Repurchase Date.

            (c) With respect to each Mortgage Loan, on either the Scheduled Collateral Receipt Date or the Scheduled Repurchase Date, if the related Seller has not satisfied the requirements of this Agreement or Purchaser has elected not to purchase such Mortgage Loan:

            (i) the Pass-Through Rate shall increase by the Incremental Pass-Through Rate;

            (ii) such Seller shall remit the Repurchase Price to Purchaser and Purchaser shall assign, transfer and convey to such Seller all of Purchaser's right, title and interest in, to and under such Mortgage Loan, free and clear of all liens, pledges, charges, claims, encumbrances or security interests of any nature; and

            (iii) upon receipt of the Repurchase Price and such Seller's Delivery Instructions from such Seller, Purchaser shall direct Custodian to deliver the Dry Submission Package or Conduit Submission Package related to such Mortgage Loan pursuant to such Seller's Delivery Instructions.

            Section 4. Terms of Each Transaction.

            (a) The obligations of the parties hereto shall, with respect to each Transaction, begin on a Purchase Date and terminate on the Repurchase Date or on the satisfaction by the related Seller of its obligations pursuant to
Section 7.

            (b) The terms and conditions of each Transaction, including, without limitation, the Purchase Date, the Scheduled Repurchase Date, the Mortgage Loan subject thereto, the Purchase Price, the Pass-Through Rate, the Incremental Pass-Through Rate, the Scheduled Collateral Receipt Date for Wet Fundings only, the Custodial Fee and, if applicable, the Wire Fee, shall be set forth in the related Funding Confirmation. Each Funding Confirmation shall be deemed to be controlling as to the related terms and provisions of the purchase of a Mortgage Loan, absent manifest error, without regard to any other oral or written communication between Purchaser and the related Seller with respect to the purchase of such Mortgage Loan. With respect to the purchase or repurchase of a Mortgage Loan, in the event of any conflict between the terms and the provisions of this Agreement and the terms and provisions of the related Funding Confirmation, the terms and provisions of the related Funding Confirmation will prevail over the terms and provisions of this Agreement.

            Section 5. Cash Account.

            (a) The Sellers hereby authorize and direct Purchaser to create a separate Cash Account for the Sellers. The Cash Account shall be held by Purchaser for the Sellers subject to the terms and conditions of this Agreement. Purchaser shall notify the Sellers, via electronic or facsimile transmission, of the Cash Account Balance on each Business Day when the Cash Account Balance is greater than zero and on each Business Day on which a Transaction occurs hereunder.

            (b) Purchaser shall credit the Cash Account for (i) any deposits therein by the related Seller upon such Seller's written direction pursuant to a Withdrawal/Deposit Notice, (ii) any amounts due the related Seller and payable by Purchaser under any UBSRES Purchase Program to the extent not otherwise netted as described in Section 3 of this Agreement, (iii) any Supplemental Amount for any of the Sellers' Mortgage Loans upon the refunding to Purchaser of the Disbursement Amount for such Mortgage Loan by the Escrow Agent upon any failure to apply the Disbursement Amount in connection with the proposed funding of such Mortgage Loan, (iv) any credit pursuant to a Cash Account Adjustment,
(v) any Cash Account Interest Accruals and (vi) any deposits by the Sellers pursuant to Section 7 hereof.

            (c) Purchaser shall debit the Cash Account for (i) any withdrawals therefrom by the Sellers upon written direction pursuant to a Withdrawal/Deposit Notice from each Seller, (ii) any amounts due Purchaser and payable by the Sellers under any UBSRES Purchase Program, (iii) the Supplemental Amount for any Mortgage Loan upon payment of the Disbursement Amount for such Mortgage Loan to the Escrow Agent in accordance with Section 2(b)(2), Section 2(c)(1) and Section 2(d)(2), (iv) any debit pursuant to a Cash Account Adjustment and (v) any Wire Fees.

            (d) Upon termination of this Agreement and payment in full of all obligations owing by the related Seller hereunder, under the Custodial Agreement and under the Electronic Tracking Agreement, Purchaser shall remit to the Sellers the Cash Account Balance.

            Section 6. Servicing of the Mortgage Loans.

            (a) It is expressly acknowledged that the Servicing Rights relating to each Mortgage Loan purchased by Purchaser hereunder have been or will be sold, assigned, and transferred by the related Seller to Purchaser along with such Mortgage Loan. The related Seller shall service and administer each Mortgage Loan on behalf of Purchaser on an interim basis in accordance with accepted and prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing such Seller provides for mortgage loans which it owns, provided that such Seller shall at all times comply with applicable law and the requirements of any applicable insurer or guarantor so that the insurance and any applicable guarantee in respect of any Mortgage Loan is not voided or reduced. The related Seller shall at all times maintain accurate and complete records of its servicing of each Mortgage Loan, and Purchaser may, at any time during such Seller's business hours, on reasonable notice, examine and make copies of such records. On the 2nd day of each calendar month, or at any other time upon Purchaser's request such Seller shall deliver to Purchaser reports regarding the status of each Mortgage Loan in accordance with Section 11(o) and Section 11(p), which shall include, with respect to any MERS Designated Mortgage Loan, MERS Reports, and any circumstances that could materially adversely affect any such Mortgage Loan, Purchaser's ownership of any such Mortgage Loan or the collateral securing any such Mortgage Loan. The related Seller agrees and acknowledges that Purchaser may, at any time, terminate the servicing of the Mortgage Loans by such Seller and transfer servicing to another Person on such date as Purchaser may determine in its sole discretion. In the event that anything in this Agreement is interpreted as constituting one or more interim servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the repurchase of a Mortgage Loan by the related Seller or (iii) the Purchaser's notice to the related Seller directing such Seller to transfer servicing (provided, such Seller's obligations as set forth herein to cooperate in the transfer of such servicing shall not terminate until such servicing has actually been transferred in full).

            (b) Within five Business Days of notice from Purchaser, or immediately upon notice if an Event of Default has occurred:

            (i) the Sellers shall establish and maintain a Custodial Account entitled "[name of Seller(s)], in trust for UBS Real Estate Securities Inc. and its assignees under the Amended and Restated Mortgage Loan Repurchase Agreement dated as of the date of this Agreement" and shall promptly deposit into the Custodial Account, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan that are payable to Purchaser as the owner of each such Mortgage Loan; and

            (ii) at the Purchaser's sole option, upon written notice from the Purchaser, the related Seller shall transfer servicing of its Mortgage Loans to a successor servicer designated by the Purchaser.

            (c) Amounts deposited in the Custodial Account with respect to any Mortgage Loan shall be held in trust for Purchaser as the owner of such Mortgage Loan and shall be released only as follows:

            (i) All amounts deposited in the Custodial Account with respect to a Seller's Mortgage Loans shall be paid to such Seller upon the repurchase by such Seller of the related Mortgage Loans from Purchaser if, and to the extent that, the Repurchase Prices and all other amounts due and payable to Purchaser hereunder with respect to such Mortgage Loans have been paid. The amounts paid to such Seller (if any) pursuant to this Section 6(c)(i) shall constitute such Seller's sole compensation for servicing the Mortgage Loans as provided in this Section 6.

            (ii) If a Successor Servicer is appointed by Purchaser (either under the circumstances set forth in clause (b)(ii) above, Section 7 or otherwise), or if an Event of Default has occurred, all amounts deposited in the Custodial Account shall be paid to Purchaser promptly upon such delivery.

            (iii) During the period that the related Seller acts as Servicer, all amounts deposited in the Custodial Account shall be released only in accordance with Purchaser's written instructions.

            (d) In the event the related Seller or its Affiliate is servicing the Mortgage Loans, such Seller shall permit the Purchaser to inspect such Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Purchaser that such Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

            (e) If the servicer of the Mortgage Loans is the related Seller or the Servicer is an Affiliate of such Seller, such Seller shall provide to Purchaser a letter from such Seller or such Affiliate, as the case may be, to the effect that upon 1 day's notice from Purchaser or immediately upon the occurrence of an Event of Default, Servicer's rights and obligations to service the Mortgage Loans shall terminate immediately, without any further notice or action by Purchaser and Servicer shall transfer servicing to Purchaser's designee, at no cost or expense to the Purchaser, it being agreed that such Seller will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Purchaser.

            Section 7. Remedies; Margin Deficits.

            (a) Upon the occurrence of an Event of Default, at the option of Purchaser exercised by written notice to the related Seller (which option shall be deemed to have been exercised even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to such Seller or an Affiliate of such Seller), the Scheduled Repurchase Date for each Transaction of such Seller hereunder shall be, deemed immediately to occur and, upon exercise of such option, (i) such Seller's obligations hereunder to repurchase all of its Mortgage Loans shall thereupon become immediately due and payable, (ii) the Pass-Through Rate applicable to each such Mortgage Loan shall increase by the Incremental Pass-Through Rate, (iii) all amounts then or thereafter held in the Custodial Account and the Cash Account shall be retained by Purchaser and applied to the aggregate unpaid Repurchase Prices owed by such Seller and to any other amounts owing by such Seller hereunder or under the Custodial Agreement and (iv) Purchaser may at any time on the Business Day following notice to Seller (which notice may be the notice given above of an Event of Default), (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Purchaser may deem satisfactory, any or all of such Mortgage Loans and apply the proceeds thereof (net of any expenses of sale) to the aggregate unpaid Repurchase Prices and any other amounts owing by such Seller hereunder or under the Custodial Agreement or (B) in its sole discretion elect, in lieu of selling all or a portion of such Mortgage Loans, to give such Seller credit for such Mortgage Loans in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or under the Custodial Agreement, and in either case upon the determination and receipt by Purchaser of all such amounts owing by such Seller (including, without limitation, any unpaid fees, expenses, legal fees and expenses of Purchaser's counsel or other amounts owing to Purchaser under this Agreement, the Electronic Tracking Agreement or the Custodial Agreement), Purchaser shall transfer any remaining portion of such Mortgage Loans and proceeds thereof to either (1) such Seller, if in Purchaser's reasonable judgment such Seller is legally entitled thereto, (2) such other entity as is in Purchaser's reasonable judgment legally entitled thereto or (3) if Purchaser cannot determine in its judgment the entity entitled thereto, a court of competent jurisdiction; provided that such Seller shall be liable for any deficiency if the proceeds of any sale or other disposition of the Mortgage Loans and any amounts applied from the Custodial Account and the Cash Account are insufficient to pay all amounts to which Purchaser is entitled hereunder.

            (b) If any Mortgage Loan becomes a Defective Mortgage Loan prior to the Repurchase Date, the Pass-Through Rate applicable to such Defective Mortgage Loan shall increase by the Incremental Pass-Through Rate, and Purchaser, at its election, may immediately accelerate the Scheduled Repurchase Date and require that the related Seller, upon receipt of such election, immediately repurchase such Defective Mortgage Loan by remitting to Purchaser (in immediately available funds in accordance with Purchaser's Wire Instructions) the Repurchase Price for such Defective Mortgage Loan.

            (c) If the related Seller fails to comply with its obligations in the manner described in Section 7(b) or under the Electronic Tracking Agreement or if the Purchaser delivers notice to such Seller pursuant to Section 6(a) or 6(b) hereof such Seller's rights and obligations to interim service Mortgage Loans, as provided in this Agreement, shall terminate. If any such event occurs, such Seller's rights and obligations to service the Mortgage Loans, as provided in this Agreement, shall terminate immediately, without any further notice or action by Purchaser. Upon any such termination, Purchaser is hereby authorized and empowered to sell and transfer such rights to service the Mortgage Loans for such price and on such terms and conditions as Purchaser shall determine in its sole discretion. The related Seller does not have any right to and shall not attempt to sell or transfer the Servicing Rights or any rights incident thereto without the prior consent of the Purchaser, which may be withheld in Purchaser's sole discretion. In the event of any servicing transfer, the related Seller shall perform all acts and take all action so (i) that the Mortgage Loans and all files and documents relating to such Mortgage Loans held by such Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to a Successor Servicer, (ii) all applicable laws and regulations relating to the servicing of the Mortgage Loans and any transfer of the such servicing with respect thereto are complied with in all respects, including, without limitation all provisions of RESPA, the Truth in Lending Act and other applicable laws and
(iii) with respect to all MERS Designated Mortgage Loans, the "Servicer" and all other relevant fields in the MERS(R) System are modified to reflect the Successor Servicer, where applicable. To the extent that the approval of any other insurer or guarantor is required for any such sale or transfer, the related Seller shall fully cooperate with Purchaser to obtain such approval. Upon exercise, by Purchaser of its remedies under this Section 7(c), the related Seller hereby authorizes Purchaser to receive all amounts paid by any purchaser of such rights to service the Mortgage Loans and to remit such amounts to such Seller subject to Purchaser's rights of set-off under this Agreement.

            (d) Each Mortgage Loan required to be delivered to a Successor Servicer by Section 7(c) shall be delivered free of any Servicing Rights in favor of the related Seller and free of any title, interest, lien, encumbrance or claim of any kind of such Seller, and such Seller shall deliver or cause to be delivered all files and documents relating to each Mortgage Loan held by such Seller to a Successor Servicer. The related Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to cure any defect in each such Mortgage Loan or to enforce such Mortgage Loans, as appropriate.

            (e) Each Seller agrees to indemnify and hold Purchaser and its assigns harmless for and against all Losses resulting from or relating to any Event of Default related to such Seller.

            (f) No election by Purchaser pursuant to this Section 7 shall relieve the related Seller of responsibility or liability for any breach of or under this Agreement.

            (g) Each Seller and its Affiliates hereby grant Purchaser and its Affiliates a right of set-off, to secure the payment of any amounts that may be due and payable to Purchaser from such Seller, such right to be upon any and all monies or other property of such Seller and its Affiliates held or received by Purchaser and its Affiliates, or due and owing from Purchaser and its Affiliates to such Seller and its Affiliates.

            (h) If at any time the aggregate Asset Value of the Mortgage Loans is less than the aggregate Purchase Price for all such Mortgage Loans (a "Margin Deficit"), then Purchaser may by notice to the Sellers (as such notice is more particularly set forth below, a "Margin Deficit Notice"), accelerate the Scheduled Repurchase Date for the Mortgage Loans or require the Sellers to deposit into the Cash Account an amount (which amount may be deposited in the form of United States treasury obligations approved by the Purchaser) equal to the Margin Deficit so that the aggregate Asset Value of the Mortgage Loans, including any such amounts deposited into the Cash Account, will thereupon equal or exceed the aggregate Asset Value. If Purchaser delivers a Margin Deficit Notice to the Sellers on or prior to 10:00 a.m. (New York City time) on any Business Day, then the Sellers shall repurchase the specified Mortgage Loans or deposit an amount equal to the Margin Deficit into the Cash Account no later than 5:00 p.m. (New York City time) on such Business Day. In the event Purchaser delivers a Margin Deficit Notice to the Sellers after 10:00 a.m. (New York City time) on any Business Day, then such Margin Deficit Notice shall be deemed to have been delivered on the following Business Day and the Sellers shall be required to repurchase the specified Mortgage Loans or deposit an amount equal to the Margin Deficit into the Cash Account no later than 5:00 p.m. (New York City time) on such subsequent Business Day.

            Section 8. Transfer of Mortgage Loan by Purchaser. Purchaser may, in its sole discretion, grant or assign a security interest in any Mortgage Loan sold by the related Seller hereunder and all rights of Purchaser under this Agreement, the Electronic Tracking Agreement and/or the Custodial Agreement, in respect of such Mortgage Loan to Assignee, subject only to an obligation on the part of Assignee to deliver each such Mortgage Loan to Purchaser to permit Purchaser or its designee to make delivery thereof to such Seller on the Repurchase Date. It is anticipated that such assignment to Assignee will be made by Purchaser, and each Seller hereby irrevocably consents to such assignment. No notice of such assignment shall be given by Purchaser to any Seller. Assignment by Purchaser of the Mortgage Loans as provided in this Section 8 shall not release Purchaser from its obligations otherwise under this Agreement.

            Without limitation of the foregoing, an assignment of a Mortgage Loan to Assignee, as described in this Section 8, shall be effective upon delivery to Assignee of a Dry Submission Package.

            Section 9. Record Title to Mortgage Loans; Intent of Parties; Security Interest.

            (a) From and after the delivery of the related Submission Package, and subject to the remedies of Purchaser set forth in Section 7, the related Seller shall remain the named payee or endorsee of each related Mortgage Note and the mortgagee or assignee of record of each Mortgage (except with respect to a MERS Designated Mortgage Loan) in trust for the benefit of Purchaser, for the sole purpose of facilitating the servicing of such Mortgage Loan.

            (b) Each Seller shall maintain a complete set of books and records for each of its Mortgage Loans which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of Purchaser and with respect to each MERS Designated Mortgage Loan, such Seller shall designate the Purchaser as the Investor and Interim Funder on the MERS(R) System.

            (c) Purchaser and each Seller confirm that the Transactions contemplated herein are intended to be sales of the Mortgage Loans by such Seller to Purchaser rather than borrowings secured by the Mortgage Loans. In the event, for any reason, any Transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, each Seller and Purchaser intend that Purchaser or Assignee, as the case may be, shall have a perfected first priority security interest in the Collateral, free and clear of adverse claims. In such case, such Seller shall be deemed to have hereby granted to Purchaser or Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser or Assignee, as the case may be, and Purchaser or Assignee, as the case may be, shall have all of the rights of a secured party under applicable law. The related Seller shall, not later than the date of the first purchase of a Mortgage Loan by Purchaser under this Agreement, deliver to Purchaser a UCC-1 Financing Statement containing a description of collateral in the form attached hereto in Exhibit I.

            Section 10. Representations and Warranties.

            (a) Each Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each delivery of a Submission Package that:

            (i) Such Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing to do business in each jurisdiction in which it is legally required to do so. Such Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement and the Custodial Agreement (including all instruments of transfer to be delivered pursuant to this Agreement, the Electronic Tracking Agreement and the Custodial Agreement) by such Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized. Each of this

      Agreement, the Electronic Tracking Agreement and the Custodial Agreement evidences the valid, binding and enforceable obligation of such Seller and all requisite action (including, if applicable, corporate action) has been taken by such Seller to make this Agreement, the Electronic Tracking Agreement and the Custodial Agreement valid and binding upon such Seller in accordance with its terms;

            (ii) No approval of the transactions contemplated by this Agreement, the Electronic Tracking Agreement or the Custodial Agreement from the OTS, the NCUA, the FDIC or any similar federal or state regulatory authority having jurisdiction over Seller is required, or if required, such approval has been obtained. The transfers, assignments and conveyances provided for herein and therein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (iii) The consummation of the transactions contemplated by this Agreement, the Electronic Tracking Agreement and the Custodial Agreement are in the ordinary course of business of Seller and will not result in the breach of any term or provision of the charter, by-laws or other organizational document of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, an agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

            (iv) This Agreement, the Custodial Agreement, the Electronic Tracking Agreement and every document to be executed by Seller pursuant hereto and thereto is and will be valid, binding and a subsisting obligation of Seller, enforceable in accordance with its respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement, the Electronic Tracking Agreement or the Custodial Agreement by Seller;

            (v) All information relating to Seller that Seller has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, the Electronic Tracking Agreement, the Custodial Agreement or Seller's financial statements, and all such information hereafter furnished by Seller, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. Seller has disclosed in writing any and all facts relating to Seller that materially and adversely affect or may affect the business operations or financial condition of Seller or the ability of Seller to perform its obligations under this Agreement, the Electronic Tracking Agreement or the Custodial Agreement;

            (vi) There are no actions, suits or proceedings pending, or to the knowledge of Seller threatened, including any claims for which an action, suit or proceeding has not been commenced, against or affecting Seller or any of its assets in any court or before any arbitrator or before any governmental commission, board, bureau or other administrative agency that, in any such case, if adversely determined, would have a material adverse effect on the financial condition or business of Seller or the ability of Seller to perform under this Agreement, the Electronic Tracking Agreement, each Funding Confirmation and the Custodial Agreement;

            (vii) Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate;

            (viii) Neither Seller nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended;

            (ix) Upon the filing of financing statements on Form UCC-1 naming Purchaser as "Secured Party", Seller as "Debtor" and describing the Mortgage Loans, in the jurisdictions and recording offices listed on
      Exhibit V attached hereto, the security interests granted hereunder in the Mortgage Loans of Seller will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Mortgage Loans, which can be perfected by filing under the Uniform Commercial Code;

            (x) As of the date hereof, and during the four months immediately preceding the Effective Date, Seller's chief executive office, is, and has been located at 520 Broadhollow Road, Melville, New York 11747. As of the date hereof, Seller's jurisdiction of organization is as follows: American Home Mortgage Investment Corp., Maryland, American Home Mortgage Acceptance, Inc., Maryland, American Home Mortgage Holdings, Inc., Delaware, American Home Mortgage Corp., New York, and/or Columbia National, Incorporated, Maryland;

            (xi) the aggregate consolidated Tangible Net Worth of the Parent Company is not less than $75,000,000;

            (xii) Seller (and each servicer) is approved by GNMA as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, "Agency Approvals"), with no event having occurred or Seller (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the purchase of the Mortgage Loan by the related Agency, including without limitation a change in insurance coverage which would either make Seller (or any servicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA. Should Seller (or any servicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Purchaser immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its (and each servicer's) Agency Approvals at all times during the term of this Agreement. Seller (and any servicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices;

            (xiii) The Custodian is an eligible custodian under the Agency Guide and Agency Program; and

            (xiv) As of the date hereof, with respect to the Original Repurchase Agreement, no Event of Default (as defined therein) has occurred and is continuing and the Original American Home Parties are not in default with respect to any of such Original American Home Parties' obligations thereunder.

            (b) With respect to each Mortgage Loan as of the related Purchase Date, the related Seller hereby represents and warrants that the Mortgage Loan has been originated with 30 days of the date such Mortgage Loan was first sold to Purchaser hereunder and such Seller hereby makes each representation, warranty and covenant set forth on Schedule 1 hereto.

            (c) Each Seller hereby represents and warrants to Purchaser as of the date hereof and as of each Purchase Date, (i) with respect to the Escrow Agent Wire Instructions, the Seller received such instructions on the letterhead of the Escrow Agent and such instructions are true and correct and (ii) such Seller has inserted the Closing Instruction Letter Insert in each Closing Instruction Letter for all Wet Fundings and Dry Fundings structured as Closing Transactions.

            (d) Each Seller hereby represents and warrants to Purchaser as of the date hereof and as of each Purchase Date, with respect to each related Wet Funding or Dry Funding structured as a Closing Transaction, an insured closing letter from each Escrow Agent that is not a title insurance company is included in the Credit File and such Seller shall promptly, upon request of Purchaser, send to Purchaser (i) a copy of any such insured closing letter and (ii) a complete list of all Escrow Agents such Seller has approved to act as an Escrow Agent.

            (e) Each of American Home Mortgage Investment Corp. and American Home Mortgage Acceptance, Inc. hereby represents, warrants and covenants to Purchaser that it is a REIT Seller and it has not engaged in any material "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Each REIT Seller for its current "tax year" (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

            The representations and warranties of each Seller in this Section 10 and Schedule 1 hereto are unaffected by and supersede any provision in any endorsement of any

Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

            Section 11. Covenants of the Sellers. Each Seller hereby covenants and agrees with Purchaser as follows:

            (a) Such Seller shall deliver to Purchaser; UBS Real Estate Securities Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attention: Peter Chudy and Bill Boak:

            (i) Within 120 days after the end of each fiscal year of such Seller, consolidated balance sheets of such Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of such Seller and its consolidated subsidiaries as of the close of such fiscal year, consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of an independent public accountant of national standing acceptable to Purchaser;

            (ii) Within 45 days after the end of each of the first two months of each fiscal quarter of such Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operation of such Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of such Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of such Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

            (iii) Promptly upon receipt thereof, a copy of each other report submitted to such Seller by its independent public accountants in connection with any annual, interim or special audit of such Seller;

            (iv) Promptly upon becoming aware thereof, notice of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings where damages, fines, penalties and/or other claims could reasonably be expected to be or are in excess of $250,000 (x) against such Seller or Parent Company or (y) where injunctive or other equitable relief is sought against such Seller or Parent Company, (2) any dispute between such Seller or its Parent Company and any governmental or regulatory body where damages, fines, penalties and/or other claims could reasonably be expected to be or are in excess of $250,000 (x) against such Seller or Parent Company or (y) where injunctive or other equitable relief is sought against such Seller or Parent Company, (3) any event or condition, which, in any case of (1) or (2), if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of such Seller, or (C) the ability of such Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of such Seller, including, without limitation, an Act of Insolvency with respect to such Seller or any Affiliate of such Seller;

            (v) Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, such Seller or any of such Seller's consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

            (vi) Promptly upon becoming available, copies of any press releases issued by its Parent Company or such Seller and copies of any annual, quarterly and monthly financial reports and any reports on Form H-(b)12 which its Parent Company or such Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or such Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company's or such Seller's business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

            (vii) Promptly upon becoming available, copies of any reports any REIT Seller may be required to file with the Internal Revenue Service;

            (viii) Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, such Seller or any of such Seller's consolidated subsidiaries as Purchaser may request;

            (ix) Prior to the date of any purchase of a Mortgage Loan by Purchaser hereunder, a copy of (1) the articles of incorporation, certificate of formation or other organizational documents of such Seller and any amendments thereto certified by the Secretary of State, Comptroller of Currency, Internal Revenue Service or similar official of such Seller's jurisdiction of organization, (2) a copy of such Seller's by-laws, operating agreement or other internal governing documents, together with any amendments thereto, (3) a copy of the resolutions adopted by such Seller's Board of Directors or a similar governing body authorizing such Seller to enter into this Agreement, the Electronic Tracking Agreement and the Custodial Agreement and authorizing one or more of such Seller's officers to execute the documents related to this Agreement, the Electronic Tracking Agreement and the Custodial Agreement,
      (4) a certificate of incumbency and signature of each officer of such Seller executing any document in connection with this Agreement, the Electronic Tracking Agreement and the Custodial Agreement; (5) a certificate reflecting each Authorized Signatory of such

      Seller, in the form of Exhibit N hereto and (6) one or more opinions of counsel to such Seller, substantially in the form of Exhibit U hereto; and

            (x) A Covenant Compliance Letter, substantially in the form of
      Exhibit X hereto, within 45 days after the end of each of the first eleven calendar months of each fiscal year, within 60 days after the end of each of the first three fiscal quarters of each fiscal year and within 120 days after the end of each fiscal year.

            (b) Such Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Mortgage Loan to Purchaser.

            (c) Such Seller will not sell any Mortgage Loan to Purchaser with any intent to hinder, delay or defraud any of such Seller's creditors.

            (d) Such Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

            (e) Such Seller shall not move its chief executive office from the address referred to in Section 10 or change its jurisdiction of organization unless it shall have provided Purchaser thirty (30) days' prior written notice of such change.

            (f) Such Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

            (g) Such Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require to more effectively transfer, convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

            (h) Immediately upon notice of a lien or any circumstance which could give rise to a lien on the Mortgage Loans, such Seller will defend its Mortgage Loans against, and will take such other action as is necessary to remove, any lien, security interest or claim on or to such Mortgage Loans (other than any security interest created under this Repurchase Agreement), and such Seller will defend the right, title and interest of Purchaser in and to any of such Mortgage Loans against the claims and demands of all persons whomsoever.

            (i) If during the term of a Transaction, such Seller gains possession of a Submission Package that relates to the Transaction, such Seller shall hold such Submission Package in trust for Purchaser, immediately notify Purchaser of the specific Submission Package being held by such Seller and promptly deliver such Submission Package via overnight courier in accordance with Purchaser's instructions.

            (j) Such Seller covenants and agrees to take all actions required of it in compliance with the terms of the Electronic Tracking Agreement.

            (k) The Parent Company shall maintain a consolidated Tangible Net Worth which shall be not less than the greater of (i) $75,000,000 measured on a quarterly basis (as at the end of each month) and (ii) (A) 85% of the consolidated Tangible Net Worth of such Parent Company at the end of the most recently completed fiscal year of such Parent Company plus (B) 50% of net proceeds from issuance of equity securities during such fiscal year plus (C) 50% of positive year to date consolidated net income.

            (l) [Reserved].

            (m) Parent Company shall not permit, for any period of four consecutive calendar months (each such period, a "Test Period"), consolidated Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

            (n) Such Seller shall, with respect to each Mortgage Loan, cause the paragraphs set forth on Exhibit S hereto to be inserted into each closing letter or other similar agreement with the Escrow Agent for such Mortgage Loan, and shall, upon the request of Purchaser, fax a copy of such closing letter to Purchaser prior to the closing of such Mortgage Loan.

            (o) Such Seller shall provide Purchaser with a monthly report, which report shall include, among other items, a summary of such Seller's delinquency and loss experience with respect to mortgage loans serviced by such Seller, any Servicer or any designee of either, with respect to any MERS Designated Mortgage Loan, MERS Reports, plus any such additional reports as Purchaser may reasonably request with respect to such Seller's or any Servicer's servicing portfolio or pending originations of mortgage loans. Such Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Purchaser.

            (p) On the second Business Day of each month, such Seller shall furnish to Purchaser or shall cause the Servicer to furnish to Purchaser, a remittance report, in hard copy and electronic format acceptable to Purchaser, containing information regarding funds collected during the prior calendar month. This report shall contain the following information:

            (i) Mortgage Loan number;

            (ii) Note Rate;

            (iii) Remittances allocable to principal and interest;

            (iv) Paid through date;

            (v) Mortgage Loan balance;

            (vi) Delinquency status;

            (vii) Whether the Mortgaged Property is in foreclosure or has become an real state owned property;

            (viii) Whether any Mortgagor is the subject of any bankruptcy action; and

            (ix) Any other information that Purchaser may reasonably request.

            (q) Such Seller covenants and agrees that it will not (1) consolidate or merge or enter into any analogous reorganization or transaction with any Person, unless such other Person is an Affiliate of Seller or is engaged in the mortgage banking business and such Seller is the surviving entity; (2) liquidate, wind up or dissolve (or suffer any liquidation or dissolution); (3) cease actively to engage in the business of origination, acquiring or servicing Mortgage Loans or make any other material change in the nature or scope of the business in which such Seller engaged as of the date of this Agreement; (4) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of such Seller's business or assets, whether now owned or acquired after the date of this Agreement and without the prior written consent of the Purchaser (except in the ordinary course of business or except in a transaction or series of transactions between two or more Sellers); (5) acquire by purchase or in any other transaction all or substantially all of the business or property of, or stock or other ownership interests of, any Person, without the prior written consent of the Purchaser; (6) change its jurisdiction of organization, without the prior written consent of the Purchaser; nor (7) permit any subsidiary of such Seller to do or to take any of the foregoing actions.

            (r) Each REIT Seller covenants and agrees that it shall at all times continue to be (i) qualified as a real estate investment trust as defined in
Section 856 of the Code for so long as the Board of Directors deems it in the best interests of the stockholders of such REIT Seller to remain so qualified and (ii) entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by any REIT Seller of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code. After the occurrence and during the continuation of any monetary default or any default that results in the acceleration or required prepayment of any indebtedness pursuant to the terms of this Agreement or any other agreement between a Seller and Purchaser, no Seller shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of such Sellers, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of such Seller, either directly or indirectly, whether in cash or property or in obligations of such Seller or any of such Seller's consolidated Subsidiaries.

            Section 12. Periodic Due Diligence.

            (a) Each Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to such Seller, Purchaser or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to any Mortgage Loans in the possession or under the control of Seller and/or the Custodian. Each Seller shall make available to Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Loans. Without limiting the generality of the foregoing, each Seller acknowledges that Purchaser may purchase Mortgage Loans from such Seller based solely upon the information provided by such Seller to Purchaser in the Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail, as applicable, and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased by Purchaser, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Purchaser may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller agrees to cooperate with Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing Purchaser and any third party underwriter with access to any and all documents, records, agreements, underwriting reports, instruments or information relating to such Mortgage Loans in the possession, or under the control, of such Seller. All such due diligence conducted in accordance with this Section 12 shall be at the expense of the related Seller.

            (b) Without limiting the generality of the foregoing, each Seller acknowledges that upon demand by Purchaser, the related Seller shall deliver within five Business Days copies of the Closing Instruction Letters reflecting the addition of the Closing Instruction Letter Insert for all Wet Fundings and Dry Fundings structured as Closing Transactions closed prior to the date of such demand. Each Seller acknowledges Purchaser is authorized to contact any Escrow Agent or any other person who has delivered a Closing Instruction Letter in connection with any Wet Funding or Dry Funding in order to confirm the information contained in such Closing Instruction Letter.

            Section 13. Third Party Servicing. If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), the related Seller (i) shall provide a copy of the servicing agreement to Purchaser, which shall be in form and substance acceptable to Purchaser (the "Servicing Agreement"); (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit W hereto; and (iii) hereby irrevocably assigns to Purchaser and Purchaser's successors and assigns all right, title, interest of such Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Any successor to the Servicer shall be approved in writing by Purchaser prior to such successor's assumption of servicing obligations with respect to the Mortgage Loans.

            Section 14. Confidentiality. Each Seller hereby acknowledges and agrees that (i) all written or computer-readable information provided by Purchaser to such Seller regarding Purchaser and (ii) the terms of this Agreement (the "Purchaser Confidential Information"), shall be kept confidential and each of their respective contents will not be divulged to any party without Purchaser's consent except to the extent that (i) such Seller deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of Purchaser Confidential Information is in the public domain other than due to a breach of this covenant,
(iii) such Seller deems appropriate in connection with exercising any or all of Seller's rights or remedies or complying with any obligations under this Agreement.

            Section 15. Term. This Agreement shall continue in effect until terminated as to future transactions between the related Seller and Purchaser by written instruction signed by either such Seller or Purchaser and delivered to the other, provided that no termination will affect the obligations hereunder as to any outstanding Transaction.

            Section 16. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall be deemed to give any legal or equitable right to any other person, including the Custodian. Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by any party hereto without the prior written consent of the other parties.

            Section 17. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of the Sellers and Purchaser. Any forbearance, failure or delay by such party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by Purchaser of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

            Section 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            Section 19. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            Section 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES.

            Section 21. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth on the cover page hereof for the Sellers and Purchaser, or to such other address as either party shall give notice to the other parties pursuant to this Section 21. Notices to Assignee shall be given to such address as Assignee shall provide to the related Seller in writing.

            Section 22. Entire Agreement. This Agreement, the Funding Confirmations and the Custodial Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements among them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

            Section 23. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement or the Custodial Agreement. Seller agrees to pay the reasonable attorneys fees and expenses of Purchaser and, when applicable, Assignee incurred in the enforcement of the Agreement as a consequence of such breach.

            Section 24. Purchaser's Appointment as Attorney-In-Fact(a) . Each Seller hereby irrevocably constitutes and appoints Purchaser and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller or in its own name, from time to time in Purchaser's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Seller hereby gives Purchaser the power and right, on behalf of such Seller, without assent by, but with notice to, such Seller, to do the following: in the name of such Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Mortgage Loans and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Purchaser for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Mortgage Loans whenever payable;

            (b) to pay or discharge taxes and liens levied or placed on or threatened against the Mortgage Loans;

            (c) (A) to direct any party liable for any payment under any Mortgage Loans to make payment of any and all moneys due or to become due thereunder directly to Purchaser or as Purchaser shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Mortgage Loans; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Mortgage Loans; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Mortgage Loans or any proceeds thereof and to enforce any other right in respect of any Mortgage Loans; (E) to defend any suit, action or proceeding brought against such Seller with respect to any Mortgage Loans; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Purchaser may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Mortgage Loans as fully and completely as though Purchaser were the absolute owner thereof for all purposes, and to do, at Purchaser's option and such Seller's expense, at any time, and from time to time, all acts and things which Purchaser deems necessary to protect, preserve or realize upon the Mortgage Loans and Purchaser's liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do;

            (d) to direct the actions of Custodian with respect to the Mortgage Loans under the Custodial Agreement; and

            (e) to execute, from time to time, in connection with any sale provided for in Section 7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Mortgage Loans.

Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

The powers conferred on Purchaser hereunder are solely to protect Purchaser's interests in the Mortgage Loans and shall not impose any duty upon it to exercise any such powers. Purchaser shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

            Section 25. Submission to Jurisdiction; Waivers.

            EACH SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                        (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL
                  ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                        (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE
                  BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING

                  WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                        (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR
                  PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON THE COVER PAGE HERETO OR AT SUCH OTHER ADDRESS OF WHICH PURCHASER SHALL HAVE BEEN NOTIFIED;

                        (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO
                  EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                        (5) SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
                  EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER DOCUMENT RELATING THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            Section 26. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections and Exhibits in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits and Schedules to this Agreement are part of this Agreement, and are incorporated herein by reference. The singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

            Section 27. Effect of Amendment and Restatement. Upon the execution of this Agreement by all parties hereto and the delivery of the opinion required by Section 11(a)(ix), the Original Repurchase Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) the liens and security interests granted under the Original Repurchase Agreement are in full force and effect and, upon the amendment and restatement of the Original Repurchase Agreement and the related documents, such liens and security interests secure and continue to secure the payment and performance of Seller's obligations under this Agreement and the related documents, and (b) upon the effectiveness of such amendment and restatement, all outstanding Mortgage Loans under, and as defined in, the Original Repurchase Agreement, shall be deemed to be outstanding as Mortgage Loans hereunder mutatis mutandis, in each case on the terms and conditions set forth in this Agreement. Furthermore, the provisions of this Agreement shall relate back to and shall govern all aspects of all sales of Mortgage Loans the Sellers to the Purchaser beginning December 18, 2003 pursuant to the repurchase facility.

                   [SIGNATURES COMMENCE ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, Purchaser and the Sellers have duly executed this Agreement as of the date and year set forth on the cover page hereof.

                                       UBS REAL ESTATE SECURITIES INC.


                                       By: /s/ George A. Mangiaracina
                                          --------------------------------------
                                          Name:  George A. Mangiaracina
                                          Title: Managing Director


                                       By: /s/ Robert Carpenter
                                          --------------------------------------
                                          Name:  Robert Carpenter
                                          Title: Director


                                       AMERICAN HOME MORTGAGE
                                         INVESTMENT CORP.


                                       By: /s/ Michael Strauss
                                          --------------------------------------
                                          Name:  Michael Strauss
                                          Title: President


                                       AMERICAN HOME MORTGAGE
                                         ACCEPTANCE, INC.


                                       By: /s/ Michael Strauss
                                          --------------------------------------
                                          Name:   Michael Strauss
                                          Title:  President


                                       AMERICAN HOME MORTGAGE
                                         HOLDINGS, INC.


                                       By:  /s/ Michael Strauss
                                          --------------------------------------
                                          Name:   Michael Strauss
                                          Title:  President

                                       AMERICAN HOME MORTGAGE CORP.


                                       By: /s/ Michael Strauss
                                          --------------------------------------
                                          Name:   Michael Strauss
                                          Title:  President


                                       COLUMBIA NATIONAL, INCORPORATED


                                       By:   /s/ Michael Strauss
                                          --------------------------------------
                                          Name:   Michael Strauss
                                          Title:  President